UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
PELOTON INTERACTIVE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Peloton Interactive, Inc.
Supplement to Proxy Statement dated October 26, 2023
For the Annual Meeting of Stockholders
To be Held on December 7, 2023

This proxy statement supplement, dated December 6, 2023 (the “Supplement”), provides updated information with respect to the 2023 Annual Meeting of Stockholders of Peloton Interactive, Inc. (the “Company”) to be held on December 7, 2023 (the “Annual Meeting”).

On or about October 26, 2023, the Company commenced mailing to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), through which the Company is providing to its stockholders access to its proxy materials, including the Notice of the Annual Meeting and the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”). This Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement.

Leslie Berland is one of the Company’s named executive officers in the Proxy Statement. As described in greater detail in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2023, on November 30, 2023, Ms. Berland notified the Company that she resigned from her position as Chief Marketing Officer of the Company, effective December 31, 2023.